QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.6

FRIENDCO RESTAURANTS, INC.

BY-LAWS

ARTICLE I
STOCKHOLDERS

Section 1. ANNUAL MEETING

        The annual meeting of the stockholders of the Corporation shall be held each year at the time and place as shall be designated by the Board of Directors by resolution and stated in the notice of the meeting. The business to be transacted at the annual meeting shall include the election of directors whose terms shall have expired as of the date of such meeting, and any other corporate business as may come before the meeting.

Section 2. SPECIAL MEETING

        At any time in the intervals between annual meetings, a special meeting of the stockholders may be called by the President or by the Board of Directors, and shall be called by the President at the written request of stockholders owning twenty-five percent (25%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 3. NOTICE OF MEETING

        Not less than ten (10) days nor more than ninety (90) days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled to notice by statute, written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by presenting it to the stockholder personally or by leaving it at the stockholder's residence or usual place of business or by mailing it to the stockholder's address as it appears on the records of the Corporation. Notice which is mailed in accordance with the preceding sentence shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. No business shall be transacted at a special meeting save that specially named in the notice.

ARTICLE II
DIRECTORS

Section 1. POWERS

        The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by statute or by the Charter or By-Laws of the Corporation expressly conferred upon or reserved to the stockholders.

Section 2. NUMBER AND TENURE

        The number of directors shall be three (3) or such other number as may be determined by the affirmative vote of the Board of Directors. The number of directors may be increased or decreased only by the affirmative vote of not less than a majority of the entire Board of Directors; provided, however, that there shall never be less than three (3) directors, unless (with respect to such minimum number) there shall be less than three (3) stockholders in which case the minimum number of directors shall equal the number of stockholders. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and shall have qualified. Directors need not be stockholders.

Section 3. VACANCIES

        Any vacancy occurring in the Board of Directors including one occurring because of an increase in the number of directors, may be filled by the election of the remaining directors at any regular or special meeting, but if a vacancy exists at the time of any annual meeting of stockholders, it shall be filled by an election held at such meeting. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, provided that a director elected to fill a vacancy resulting from an increase in the number of directors shall be elected to serve until the next annual meeting of stockholders and until his successor is elected and qualifies.

Section 4. REGULAR MEETING

        The Board of Directors shall meet for the purpose of the election of officers and the transaction of other business as soon as practicable after each annual meeting of stockholders. Other regular meetings of the Board of Directors shall be held at such times and such places, either within or without the State of Maryland, as may be designated from time to time by the President or by the Board of Directors. Notice of regular meetings need not be given.

Section 5. SPECIAL MEETING

        Special meetings of the Board of Directors may be called by the President or by any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding the special meeting of the Board of Directors called by such person or persons.

Section 6. NOTICE

        Notice of every special meeting of the Board shall be given to each director at least two (2) days previous thereto by written notice delivered personally or mailed or telegrammed to his last known business or residence address. Notice which is mailed in accordance with the preceding sentence shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Any director may waive notice of any meeting by written waiver filed with the records of the meeting, either before or after the holding thereof. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. QUORUM

        A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum will be present.

Section 8. MANNER OF ACTING

        The action of a majority of the directors present at a meeting at which a quorum is present shall constitute action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, by the Charter of the Corporation or by these By-Laws.

Section 9. COMPENSATION

        By resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be paid to the directors for attendance at meetings of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10. INFORMAL ACTION

        Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 11. MEETING BY CONFERENCE TELEPHONE

        Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participating in a meeting by such means constitutes presence in person at a meeting.

Section 12. REMOVAL

        A director may be removed, with or without cause, only upon the affirmative vote of not less than a majority of the stockholders.

ARTICLE III
COMMITTEES

Section 1. COMMITTEES

        The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two (2) or more directors and delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors, except the power to declare dividends or distributions on stock, approve any merger or share exchange which does not require stockholder approval, amend the By-Laws, issue stock other than as permitted by statute, or recommend to the stockholders any action which requires stockholder approval. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in place of an absent member. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Article II, Section 11.

Section 2. MINUTES

        Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3. INFORMAL ACTION

        Any action required or permitted to be taken at any committee meeting may be taken without a meeting if a written consent to such action is signed by all of the members of the committee and such written consent is filed with the minutes of proceedings of the Board of Directors.

ARTICLE IV
OFFICERS

Section 1. NUMBER

        The officers of the Corporation shall be a President, any number of Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may elect. Any two (2) offices may be held by the same person, except those of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged or verified by any two (2) or more officers.

Section 2. ELECTION AND TENURE

        The officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders, or as soon after such first meeting as may be convenient. Each officer shall hold office for such period, not to exceed one (1) year (except as otherwise expressly provided in these By-Laws), as the Board of Directors may fix and until his successor shall have been duly elected and shall have qualified.

        The Board of Directors may, at any time, and from time to time, authorize the making or adoption by the Corporation of special contracts with an officer or officers for services or such officer or officers for a fixed period and on such terms and conditions, and with such powers, duties and compensation as may be fixed by such contract, and may elect such officer or officers for such term or terms, whether exceeding one (1) year or not, as may be specified by such contract.

Section 3. REMOVAL

        Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. VACANCIES

        A vacancy in an office may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. PRESIDENT

        The President shall preside at all meetings of the Board and of the stockholders at which he is present. He shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and administer all of the business and affairs of the Corporation. He may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. In general, the President shall have all powers and shall perform all duties incident to the office of President and such as may from time to time be prescribed by the Board of Directors.

Section 6. VICE PRESIDENT

        In the absence or incapacity of the President, or in the event of a vacancy in the office of the President, the Vice President, if one (1) (or in the event there be more than one (1), the Vice Presidents in the order designated by the Board of Directors, or, in the absence of such designation, then in the order of their election) shall have the powers and perform the duties of the President. A Vice President shall also have such powers and perform such duties as may from time to time be prescribed by the Board of Directors or the President. A Vice President may have such additional descriptive designations, if any, in his title as may be assigned by the Board of Directors.

Section 7. SECRETARY

        The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings thereof in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 8. ASSISTANT SECRETARY

        The Assistant Secretary, if one (1) (or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors, or, in the absence of such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9. TREASURER

        The Treasurer shall have general charge of the financial affairs of the Corporation. He shall in general have all powers and perform all duties incident to the office of Treasurer and such as may from time to tune be prescribed by the Board of Directors or the President.

        If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 10. ASSISTANT TREASURER

        The Assistant Treasurer, if one (1) (or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. OTHER OFFICERS

        Such other officers as may be elected by the Board of Directors shall have such powers and perform such duties as the Board may from time to time prescribe.

Section 12. SALARIES AND COMPENSATION

        The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 13. SPECIAL APPOINTMENTS

        In the absence or incapacity of any officer, or in the event of a vacancy in any office, the Board of Directors may designate any person to fill any such office pro tempore or for any particular purpose.

ARTICLE V
SEAL

        If the Board of Directors elects to adopt a seal, the seal of the Corporation shall be circular in form with the name of the Corporation in the periphery and the state and year of incorporation in the center.

ARTICLE VI
ISSUE AND TRANSFER OF STOCK

Section 1. ISSUE

        Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Each certificate shall be signed by the President and countersigned by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal. The signatures may be either manual or facsimile signatures; and the seal may be the actual corporate seal or a facsimile of it or in any other form. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. TRANSFER OF SHARES

        Transfer of shares of the corporation shall be made only on its stock transfer books by the holder of record thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes.

ARTICLE VII
FIXING DATE FOR DETERMINATION
OF STOCKHOLDERS' RIGHTS

        The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Only stockholders of record on such date shall be entitled to notice of, and to vote at, such meeting or to receive such dividends or rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid. A determination of stockholders of record shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII
AMENDMENTS

        The By-haws may be altered, amended or repealed, and now By-Laws may be adopted, upon the affirmative vote of a majority of the entire Board of Directors.

ARTICLE IX
FISCAL YEARS

        The Fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE X
INDEMNIFICATION

        The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the general corporation law of the State of Maryland. With respect to an employee or agent, other than a director or officer, of the Corporation, the Corporation may, as determined by the Board of Directors of the Corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the extent permitted by and in accordance with the general corporation law of the State of Maryland.

QuickLinks

Exhibit 3.6